UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2016

SILVERCREST ASSET MANAGEMENT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35733	45-5146560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 38th Floor New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 649-0600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

At a meeting on February 16, 2016, the Board of Directors of Silvercrest Asset Management Group Inc. (the "Company") approved an amendment to the Company’s Code of Business Conduct and Ethics (the "Code of Conduct"), which applies to all of its directors, officers and employees.

The amendments adopted by the Board of Directors involve revisions to the Code of Conduct to implement U.S. Securities and Exchange Commission whistleblower rules mandated by the Dodd-Frank Act, in addition to certain administrative changes.

The foregoing summary description of the amendments to the Company's Code of Conduct is qualified in its entirety by reference to the amended Code of Conduct, a complete copy of which is filed as Exhibit 14.1 to this Form 8-K, and incorporated herein by reference. The amended Code of Conduct is also posted on the Company’s website.

Item 8.01 Other Events.

On February 16, 2016, the Board of Directors of Silvercrest Asset Management Group Inc. declared a quarterly dividend of $0.12 per share of Class A common stock, payable to holders of record as of March 11, 2016 (the “Record Date”).  The dividend will be paid on or about March 18, 2016.

A Copy of the news release is attached as Exhibit 99.1 and is incorporated into this report by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

14.1	Code of Business Conduct and Ethics of Silvercrest Asset Management Group Inc. (Amended as of February 16, 2016)
99.1	Press release of Silvercrest Asset Management Group Inc. dated February 17, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2016

Silvercrest Asset Management Group Inc.

By:	/s/ Scott A. Gerard
Name: Scott A. Gerard
Title: Chief Financial Officer

Exhibits

Exhibit No.	Description

14.1	Code of Business Conduct and Ethics of Silvercrest Asset Management Group Inc. (Amended as of February 16, 2016)
99.1	Press release of Silvercrest Asset Management Group Inc. dated February 17, 2016